UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland 20814

(Address of principal executive offices)     (Zip code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

March 26, 2019

Item 8.01.	Other Events

India Globalization Capital, Inc. (NYSE: IGC) announces today that, as of Wednesday, March 27, 2019, Hyalolex™, the Company’s cannabinoid-based, non-FDA approved product designed to assist in helping improve the lives of patients suffering from Alzheimer’s disease, will be available for purchase in select dispensaries in San Juan, Puerto Rico. The MSRP for a 30 ml bottle of Hyalolex™ is $55.00. For more information about Hyalolex™, visit the Company’s recently updated website at hyalolex.com.

The Company will host a doctor-patient education conference on Saturday, March 30, 2019, from 9:00 a.m. to 5:00 p.m., in San Juan, featuring several speakers.

On January 24, 2019, the Company terminated its Licensing Agreement with DaMa Pharmaceutical, LLC, with a 90-day notice period, with the termination effective April 24, 2019, and the parties were unable to negotiate a replacement agreement. DaMa Pharmaceutical is not presently involved in the launch of Hyalolex™ in Puerto Rico.

On March 22, 2019, the Company launched a new website where customers can place orders for wholesale hemp crude extract, hemp distillate, or hemp isolate, subject to certain terms and conditions, including compliance with applicable local laws and regulations. For more information about Holi Hemp, visit holihemp.com.

The Company further announces that, due to the U.S. Food & Drug Administration’s current general prohibition on the distribution of CBD-infused drinks, the Company has elected to terminate its Strategic Distributor & Partnership Agreement with Treasure Network SDN BHD, related to the sugar-free energy drink, Nitro G, effective March 26, 2019.

Forward-Looking Statements

This disclosure contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on the Company’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IGC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the industries in which IGC operates, failure to commercialize one or more of the technologies of IGC (including Hyalolex™), general economic conditions that are less favorable than expected, and other factors, many of which are discussed in the Company’s SEC filings. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will in fact occur.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

99.1	Press release issued by India Globalization Capital, Inc. on March 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: March 26, 2019	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer